SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 15, 1998

                                 Eurotech, Ltd.
             (Exact name of registrant as specified in its charter)

     District of Columbia            000-22129                59-2855398
(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)      File Number)          Identification No.)

            1101 30th Street, N.W., Suite 500, Washington, D.C. 20007
                    (Address of principal executive offices)

                                 (202) 625-4382
               Registrant's telephone number, including area code

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Item 5. Other Events.

      A. Resignation of Members of Board of Directors.

      On December 1, 1998, Admiral James D. Watkins resigned as the Chairman of the Board of Directors of Eurotech, Ltd. (the "Company"). In a letter to the Board of Directors, Admiral Watkins stated that the business of the Company required considerably more attention then he presently could devote to such activities and cited other business and personal commitments as the reason for his resignation.

      By resolution dated December 10, 1998, the Board of Directors appointed Melvin Braun to serve as a member of the Board until the next meeting of shareholders at which directors are elected. A brief biography of Mr. Braun appears below.

      On December 10, 1998, each of Ambassador Maxwell Rabb and Lawrence McQuade resigned as members of the Board of Directors citing other pressing business and personal matters as the reason for their resignation. Prior to their resignation, the Board of Directors appointed David Wilkes and Joseph Gatti to serve as members of the Board of Directors until the next meeting of shareholders at which directors are elected. Biographies of Mr. Wilkes and Mr. Gatti appear below.

      Set forth below are biographies for each of the new members of the Board of Directors:

      Melvin Braun was a partner in the New York office of the international accounting firm Touche Ross & Company (presently known as Deloitte & Touche, L.L.P.) and a predecessor firm from 1958 until he retired in 1987. Mr. Braun currently serves as special assistant to the Chairman of the Board of Conair Corporation and also serves as a director of Conair and of Shorewood Packaging Corp.

      David Wilkes is a chemical engineer by training. In 1950, Mr. Wilkes founded Globe Extracts Inc., a developer of natural and synthetic flavorings. Mr. Wilkes grew Globe Extracts into a multinational corporation employing over 300 hundred persons with manufacturing plants in the United States and South America. He sold Globe Extracts in 1989 and since that time has served as a consultant to the flavor industry world-wide. Mr. Wilkes currently concentrates on several personal business projects, including participation in the ownership and operation of a Warner Brothers television affiliate located in Burlington, Vermont. Mr. Wilkes is a Fellow of the Institute of Food Technologists, a member of the New York Academy of Sciences, a member of the Society of Flavor Chemists, a Fellow of the American Institute of Chemists and is a Trustee of the Brookdale University Hospital and Medical Center in Brooklyn, New York, a Director of Schulman and Schachne Institute for Nursing and Rehabilitation a Trustee of the University of Rhode Island Foundation, a member of the advisory council at the School of Environmental Sciences and Natural Resources and is the co-chairman of the University of Rhode Island Capital Campaign. Mr. Wilkes received a Bachelor of science degree from the University of Rhode Island.

      Joseph Gatti has been an investment banker focusing on corporate finance and sales and marketing of securities since 1964. Mr. Gatti currently serves as the Managing Director of Corporate


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

Finance for Spencer Trask Securities, a position he has held since 1995. In 1994, he was the Senior Vice President of Corporate Finance of Robert Todd Securities. Mr. Gatti was the Senior Vice President of Corporate Finance with Vantage Securities from 1990 through 1994 and prior thereto, from 1985 through 1990, he was a Senior Vice President of Sales with Laidlaw Adams & Peck. During his career, Mr. Gatti has focused on research and development companies, among other areas.

Item 7(c). Exhibits.

      NONE


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EUROTECH, LTD.


Dated: December 15, 1998                      By: /s/ J. McNeil Wilkie
                                                  ------------------------------
                                              J. McNeil Wilkie
                                              President and CFO

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